SUBSIDIARIES OF THE COMPANY                 Exhibit 21



                    Name                      State or Country of Incorporation

Atlantic Gas Corporation                       Delaware
Energia Estrella del Sur, S. A. de C. V.       Mexico
Enhanced Service Systems, Inc.                 Delaware
KellAir Aviation Company                       Delaware
KellAir NC Aviation Company                    North Carolina
Keystone Pipeline Services, Inc.               Delaware
Mercado Gas Services Inc.                      Delaware
Norteno Pipeline Company                       Delaware
PEI Power Corporation                          Pennsylvania
PG Energy Services, Inc.                       Pennsylvania
Southern Transmission Company                  Delaware
Southern Union Energy International, Inc.      Delaware
Southern Union Financing I                     Delaware
Southern Union International Investments, Inc. Delaware Southern Union Technology Partners, L. P.
Southern Union Total Energy Systems, Inc.      Delaware
SUPro Energy Company                           Delaware
Sygent, Inc.                                   Delaware




Note: Fifteen other wholly-owned subsidiaries of Southern Union Company, ConTigo, Inc. (a Delaware corporation), Energy WorX, Inc. (a Delaware corporation), GUS Acquisition Corporation (a Rhode Island corporation),
Honesdale Gas Company (a Pennsylvania corporation), PG Energy, Inc. (a Pennsylvania corporation), Penn Gas Development Company (a Pennsylvania corporation), Pennsylvania Energy Resources, Inc. (a Pennsylvania corporation), Southern Union Financing II (a Delaware business trust), Southern Union Financing III (a Delaware business trust), Southern Union Gas Company, Inc. (a Delaware corporation), Southern Union Gas Company, Inc. (a Texas corporation), SU Acquisition Corporation (a California corporation), SUG Acquisition Corporation (a Rhode Island corporation), Western Utilities, Inc. (a Delaware corporation) and Western Utilities, Inc. (a New Mexico corporation), conduct no business except to the extent necessary to maintain their corporate name or existence.